Exhibit 99.4

CONSENT OF GREENHILL & CO., LLC

Board of Directors
Wendy’s International, Inc.
4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated April 23, 2008, to the Board of Directors of Wendy’s International, Inc. (“Wendy’s”) as Annex C to the joint proxy statement/prospectus included in the Registration Statement of Triarc Companies Inc. (“Triarc”) on Amendment No. 3 to Form S 4 (the “Registration Statement”) relating to the proposed merger involving Triarc and Wendy’s, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled “SUMMARY — Reasons for the Merger — Wendy’s”, “SUMMARY — Opinions of Financial Advisors — Wendy’s Financial Advisor”, “THE MERGER — Background of the Merger”, “THE MERGER — Wendy’s Board of Directors’ Recommendation” and “THE MERGER — Opinion of Wendy’s Financial Advisor”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Page Follows]

GREENHILL & CO., LLC

	By:	/s/ Jodi Ganz
		Name:	Jodi Ganz
		Title:	General Counsel and Secretary

Date: August 14, 2008

[Signature Page of Consent of Greenhill & Co., LLC]